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                                                                   EXHIBIT 10.19

[LOGO] MICHELIN
       NORTH AMERICA
MICHELIN NORTH AMERICA, Inc.
One Parkway South
Post Office Box 19001
Greenville, SC 29602-9001
                                                           November 24, 1998

THE J H HEAFNER CO INC-MAIN
814 EAST MAIN STREET
LINCOLNTON, NC     28092

Dear Sir:

We are pleased to propose to you that your 1998 Michelin North America, Inc. ("MNA") Authorized Dealer Agreement, including any security provisions related thereto, be extended through December 31, 1999. All terms and conditions will remain the same as in the 1998 MNA Dealer Agreement, and will carry forward through 1999, with the following exceptions:

As stated in Section II of the 1998 MNA Dealer Agreement, the Authorized Dealer is not permitted to sell directly or indirectly, Michelin brand products to dealers owned by MNA's Competition. Failure to follow this restriction may result in cancellation of this dealership agreement. In addition, without limiting MNA's rights to terminate the Dealer Agreement, tires that are found to have been sold to the competition will be credited back at the purchase price, and rebilled at the Earthmover Price List Base pricing, without any discounts or other incentives.

Please acknowledge your understanding and agreement to the above extension as modified herein by signing below and returning this letter to me by December 31, 1998.

Thank you for your continued support of MNA brand products. We look forward to working together toward our pursuit of a successful 1999.

Authorized Categories:     Industrial X     Small Earthmover  X
                                     ---                     ---

                                Very truly yours,

                                Jake Jordal
                                Director of Sales
                                MICHELIN EARTHMOVER TIRES NORTH AMERICA

* Must also be authorized on a ship to basis in accordance with the annual sales program.

AGREED:

By:(signature):                  /s/ Daniel K. Brown
                                 --------------------------

Name (print):                    Daniel K. Brown
                                 --------------------------

Title:                           Sr. V.P. MKT & Sales
                                 --------------------------

Date:                            Dec 3, 1998
                                 --------------------------

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Home office/Bill-To #:           1000234

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                                                     November 25, 1998

Heafner/ITCO Tires and Products
814 East Main Street
P. O. Box 837
Lincolnton, NC 28092

Dear Dealer:

We are pleased to propose to you that your 1998 Michelin North America, Inc. ("MNA') Authorized Dealer Agreement, including any security provisions related thereto, be extended through December 31, 1999. All terms and conditions will remain the same as in the 1998 MNA Dealer Agreement, and will carry forward through 1999.

Please acknowledge your understanding and agreement to the above extension by signing below and returning this letter to me by December 30, 1998.

Thank you for your continued support of MNA brand products. We look forward to working together toward our pursuit of a successful 1999.



                                                     Very truly yours,





AGREED:

/s/Daniel K. Brown
---------------------------
Name  (please print name)

Sr. V.P. Sales & Marketing
---------------------------
Title

Nov. 27, 1998
---------------------------
Date

Bill-To #:  1002722
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